                                                         EXHIBIT 10  (cxxviii)

                                AMENDMENT NO. 3
                                     TO THE
                     RETIREMENT BENEFIT PLAN FOR WARD SMITH

                 NACCO Industries, Inc. hereby adopts and publishes this Amendment No. 3 to the Retirement Benefit Plan for Ward Smith (the "Plan"), effective as of December 31, 1993. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   SECTION 1
                                   ---------

                 The first sentence of Section 1(e) of the Plan is hereby amended by adding the following clause (H) immediately following clause (G) thereof:

                 "and (H) benefit accruals under the Pension Plan had continued in effect for the period from January 1, 1994 until the date of the Participant's termination of employment with the Controlled Group, in accordance with the terms of the Pension Plan as it existed on December 31, 1993, as modified by the foregoing provisions,"


                                   SECTION 2
                                   ---------

                 The Plan is hereby amended by deleting the phrase "the Baord of Directors of the Company" and replacing it with the phrase "the Nominating, Organization and Compensation Committee of the Board of Directors of the Company" each time it appears therein.


                 EXECUTED this 21st day of December, 1993, to be effective
as of December 31, 1993.       ----        --------


                                        NACCO INDUSTRIES, INC.


                                        By: /S/ Charles A. Bittenbender
                                            ---------------------------

                                        Title: Vice President
                                               --------------

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